EX-99.e.1.ii
AMENDMENT NO. 3 TO

APPENDIX A

TO THE THIRD AMENDED AND RESTATED FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT
as of October 23, 2009

Delaware Group® Adviser Funds	Delaware Group® State Tax-Free Income Trust
Delaware Diversified Income Fund	Delaware Tax-Free Pennsylvania Fund
Delaware U.S. Growth Fund
Delaware Group® Tax-Free Fund
Delaware Group® Cash Reserve	Delaware Tax-Free USA Fund
Delaware Cash Reserve® Fund	Delaware Tax-Free USA Intermediate

Delaware Group® Equity Funds I	Delaware Group® Tax-Free Money Fund
Delaware Mid Cap Value Fund	Delaware Tax-Free Money Fund®

Delaware Group® Equity Funds II	Delaware Group® Global & International Funds
Delaware Large Cap Value Fund	Delaware Emerging Markets Fund
Delaware Value® Fund	Delaware Global Value Fund
Delaware International Value Equity Fund
Delaware Group® Equity Funds III	Delaware Focus Global Growth Fund
Delaware American Services Fund
Delaware Small Cap Growth Fund	Delaware Pooled® Trust
Delaware Trend® Fund	The Real Estate Investment Trust Portfolio I

Delaware Group® Equity Funds IV	Voyageur Insured Funds
Delaware Growth Opportunities Fund	Delaware Tax-Free Arizona Fund
Delaware Global Real Estate Securities Fund
Delaware Healthcare Fund	Voyageur Intermediate Tax-Free Funds
Delaware Tax-Free Minnesota Intermediate Fund
Delaware Group® Equity Funds V
Delaware Dividend Income Fund	Voyageur Mutual Funds
Delaware Small Cap Core Fund	Delaware Minnesota High-Yield Municipal Bond Fund
Delaware Small Cap Value Fund	Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Group® Foundation Funds®	Delaware Tax-Free Idaho Fund
Delaware Foundation® Growth Allocation Fund	Delaware Tax-Free New York Fund
Delaware Foundation® Moderate Allocation Fund
Delaware Foundation® Conservative Allocation Fund	Voyageur Mutual Funds II
Delaware Foundation® Equity Fund	Delaware Tax-Free Colorado Fund

Delaware Group® Income Funds	Voyageur Mutual Funds III
Delaware Corporate Bond Fund	Delaware Large Cap Core Fund
Delaware Extended Duration Bond Fund	Delaware Select Growth Fund
Delaware High-Yield Opportunities Fund
Delaware Core Bond Fund	Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund
Delaware Group® Government Fund
Delaware Core Plus Bond Fund
Delaware Inflation Protected Bond Fund

Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund